EXHIBIT 10.6

FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT

This FIFTH AMENDMENT (this “Amendment”), dated as of September 21, 2026, amends the Second Amended and Restated Loan Agreement, dated as of June 3, 2004 (as amended to date, the “AESOP I Operating Lease Loan Agreement”), among AESOP LEASING L.P., a Delaware limited partnership (“AESOP Leasing” or the “Borrower”), PV HOLDING CORP., a Delaware corporation (“PVHC”), as a Permitted Nominee of the Borrower, QUARTX FLEET MANAGEMENT, INC., a Delaware corporation (“Quartx”), as a Permitted Nominee of the Borrower, and AVIS BUDGET RENTAL CAR FUNDING (AESOP) LLC (formerly known as Cendant Rental Car Funding (AESOP) LLC), a Delaware limited liability company (“ABRCF” or the “Lender”). Unless otherwise specified herein, capitalized terms used herein shall have the meanings ascribed to such terms in (i) the Definitions List attached as Schedule I to the Second Amended and Restated Base Indenture, dated as of June 3, 2004 (as amended to date, the “Base Indenture”), between ABRCF, as issuer, and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to The Bank of New York), as trustee (the “Trustee”), as such Definitions List may from time to time be amended in accordance with the terms of the Base Indenture, or (ii) the AESOP I Operating Lease Loan Agreement, as applicable.

W I T N E S S E T H:

WHEREAS, pursuant to Section 13.1 of the AESOP I Operating Lease Loan Agreement, the AESOP I Operating Lease Loan Agreement may be amended with an agreement in writing signed by the Lender, AESOP Leasing, PVHC and Quartx and consented to in writing by the Trustee, and with satisfaction of the Rating Agency Consent Condition;

WHEREAS, pursuant to Section 12.2 of the Base Indenture, the AESOP I Operating Lease Loan Agreement may be amended with the written consent of ABRCF, the Trustee, any applicable Enhancement Provider, the Requisite Investors or each affected Noteholder, as applicable;

WHEREAS, to the extent required pursuant to Section 12.2 of the Base Indenture, ABRCF has received the consent of each applicable Enhancement Provider, the Requisite Investors or each affected Noteholder, as applicable, in connection with the execution of this Amendment;

WHEREAS, ABRCF has requested the Trustee and each applicable Enhancement Provider to consent, and the Trustee and each applicable Enhancement Provider have consented, to the amendment of certain provisions of the AESOP I Operating Lease Loan Agreement as set forth herein;

WHEREAS, on the date hereof, the Rating Agency Consent Condition will be satisfied; and

WHEREAS, ABRCF has duly authorized the execution and delivery of this Amendment.

NOW THEREFORE, for and in consideration of the premises, and other good and valuable consideration the receipt and sufficiency of which are acknowledged, it is mutually covenanted and agreed, that the AESOP I Operating Lease Loan Agreement be amended and supplemented as follows:

1.        Section 7.2 of the AESOP I Operating Lease Loan Agreement is hereby amended by (i) deleting the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and (ii) adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth below.

AESOP Leasing shall take, or shall cause to be taken, such action as shall be necessary to submit all of the Certificates of Title for Vehicles leased under the AESOP I Operating Lease (other than Certificates of Title with respect to certain Vehicles ~~titled in the states of Nebraska, Ohio and Oklahoma~~to the extent set forth in a Supplement) to the appropriate state authority for notation of the Trustee’s lien thereon. The original Certificates of Title shall be held by (i) the Administrator, (ii) SGS Automotive Services, Inc. (formerly known as and successor in interest to Intermodal Transportation Services, Inc.), as agent to the Administrator, or (iii) any other titling service, acting as agent for the Administrator, so long as notice is provided to the Noteholders and the Rating Agency Consent Condition is satisfied with respect to the possession of the Certificates of Title by such titling service. The Administrator, or its agent, shall hold such titles as agent for AESOP Leasing, in trust for the benefit of the Lender and the Trustee.

2.        Section 7.4 of the AESOP I Operating Lease Loan Agreement is hereby amended by (i) deleting the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and (ii) adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth below.

So long as any of its Liabilities shall remain outstanding or the Lender shall continue to have any Loan Commitment, none of AESOP Leasing, PVHC or Quartx shall adopt or utilize a trade name or change (i) the location of its records concerning its business and financial affairs, (ii) its jurisdiction of organization or (iii) its legal name, identity or corporate structure in each case without first giving the Trustee and the Lender at least thirty (30) days’ advance written notice thereof and having taken any and all action required to maintain and preserve the first-priority perfected Lien of the Lender or the Trustee on the AESOP I Operating Lease Loan Collateral (except, as to perfection and priority, with respect to certain Vehicles ~~titled in the states of Nebraska, Ohio and Oklahoma~~to the extent set forth in a Supplement) free and clear of any Lien whatsoever except for Permitted Liens; provided, however, that notwithstanding the foregoing, none of AESOP Leasing, PVHC or Quartx shall change the location of its records concerning its business and financial affairs or its jurisdiction of organization to any place outside the United States of America.

3.        Section 7.5(a) of the AESOP I Operating Lease Loan Agreement is hereby amended by (i) deleting the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and (ii) adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth below.

Each of AESOP Leasing, PVHC and Quartx agrees that it will, at its sole expense, (i) immediately deliver or cause to be delivered to the Lender (or the Trustee on behalf of the

Secured Parties), in due form for transfer (i.e., endorsed in blank), all securities, chattel paper, instruments and documents, if any, at any time representing all or any of the AESOP I Operating Lease Loan Collateral, other than the Certificates of Title which shall be delivered to the Lender or the Trustee, as applicable, after the occurrence of a Liquidation Event of Default, if such delivery is reasonably necessary or appropriate to perfect or protect the Lender’s (or the Trustee’s on behalf of the Secured Parties) security interest in such AESOP I Operating Lease Loan Collateral, and (ii) execute and deliver, or cause to be executed and delivered, to the Lender or the Trustee in due form for filing or recording (and pay the cost of filing or recording the same in all public offices reasonably deemed necessary or advisable by the Lender or the Trustee), such assignments, security agreements, mortgages, consents, waivers, financing statements and other documents, and do such other acts and things, all as may from time to time be reasonably necessary or desirable to establish and maintain to the satisfaction of the Lender (or the Trustee) a valid perfected Lien on and security interest in all of the AESOP I Operating Lease Loan Collateral (except, as to perfection, with respect to certain Vehicles ~~titled in the states of Nebraska, Ohio and Oklahoma~~to the extent set forth in a Supplement) now or hereafter existing or acquired (free of all other Liens whatsoever other than Permitted Liens) to secure payment and performance of its Liabilities.

4.        Section 8.6 of the AESOP I Operating Lease Loan Agreement is hereby amended by (i) deleting the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and (ii) adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth below.

The AESOP I Operating Lease Loan Collateral is free and clear of all Liens other than (i) Permitted Liens and (ii) Liens in favor of the Lender or the Trustee. The Lender (or the Trustee on behalf of the Secured Parties) has obtained, as security for the Liabilities, a first-priority perfected Lien on all AESOP I Operating Lease Loan Collateral (except, ~~with respect~~as to perfection and priority, with respect to certain Vehicles ~~titled in the states of Nebraska, Ohio and Oklahoma~~to the extent set forth in a Supplement). All Vehicle Perfection and Documentation Requirements with respect to all Vehicles leased under the AESOP I Operating Lease on or after the date hereof have and will continue to be satisfied in accordance with the terms of this Agreement.

5.        Section 8.18(a) of the AESOP I Operating Lease Loan Agreement is hereby amended by (i) deleting the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and (ii) adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth below.

This Agreement creates a valid and continuing security interest (as defined in the UCC) in the AESOP I Operating Lease Loan Collateral, which security interest is prior to all other Liens (other than Permitted Liens) and is enforceable as such against the creditors of and purchasers from the Borrower. The AESOP I Operating Lease Loan Collateral constitutes “accounts,” “goods covered by certificates of title,” “chattel paper,” or “general intangibles” or the “proceeds” thereof within the meaning of the UCC. All action necessary (including the filing of UCC-1 financing statements, the assignment of rights under the Manufacturer Programs to the Trustee, the notation on Certificates of Title for all Vehicles leased under the AESOP I Operating Lease (other than ~~the~~Certificates of Title with respect to certain Vehicles ~~titled in the states of Nebraska, Ohio and Oklahoma~~to the extent set forth in a Supplement) of the Trustee’s lien for the benefit of the Noteholders) to protect and perfect ABRCF’s security interest in the AESOP I Operating Lease Loan Collateral and the Trustee’s security interest on behalf of the Secured Parties in the Collateral now in existence and hereafter acquired or created has been duly and effectively taken.

6.        Section 8.18(b) of the AESOP I Operating Lease Loan Agreement is hereby amended by (i) deleting the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and (ii) adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth below.

The Borrower has caused the filing of all appropriate financing statements in the appropriate jurisdictions under the applicable law in order to perfect the security interest in the AESOP I Operating Lease Loan Collateral that constitute “accounts,” “chattel paper” and “general intangibles” under the UCC granted to the Trustee. The Borrower has caused each Certificate of Title for every Vehicle (other than Certificates of Title with respect to certain Vehicles ~~titled in the States of Nebraska, Ohio and Oklahoma~~to the extent set forth in a Supplement) to show the Trustee as the sole lienholder on such Certificate of Title. The Borrower has taken all steps necessary to perfect its security interest against the Lessee under the AESOP I Operating Lease, the related Lessee Agreements and any other agreements constituting part of the Additional Lease Collateral. The original copy of the AESOP I Operating Lease (Counterpart No. 1) has been delivered to the Trustee.

7.        Section 9.3 of the AESOP I Operating Lease Loan Agreement is hereby amended by adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth below.

AESOP Leasing will obtain and maintain, or cause to be obtained and maintained, with respect to all Vehicles leased under the AESOP I Operating Lease (i) vehicle liability insurance to the full extent required by law and in any event not less than $500,000 per Person and $1,000,000 per occurrence, (ii) property damage insurance with a limit of $1,000,000 per occurrence and (iii) excess coverage public liability insurance with a limit of not less than $50,000,000 or the limit maintained from time to time by the Lessee at any time hereafter, whichever is greater, with respect to all passenger cars, trucks and vans comprising the Lessee’s rental fleet. The Lender acknowledges and agrees that AESOP Leasing may, to the extent permitted by applicable law, allow the Lessee to self-insure with respect to the Vehicles leased under the AESOP I Operating Lease for the first $1,000,000 per occurrence, or a greater amount up to a maximum of $3,000,000, with the consent of each Enhancement Provider, per occurrence, of vehicle liability and property damage insurance which is otherwise required to be insured hereunder. All such policies shall be from financially sound and reputable insurers, shall name the Lender, Original AESOP, PVHC, Quartx and the Trustee as additional insured parties and, in the case of catastrophic physical damage insurance on such Vehicles, shall name the Trustee as loss payee as its interest may appear and will provide that the Lender and the Trustee shall receive at least ten (10) days’ prior written notice of cancellation of such policies. AESOP Leasing will notify promptly the Lender and the Trustee of any curtailment or cancellation of the Lessee’s right to self-insure in any jurisdiction.

8.        Section 9.9 of the AESOP I Operating Lease Loan Agreement is hereby amended by (i) deleting the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and (ii) adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth below.

AESOP Leasing will do all things necessary to continue to be readily distinguishable from ABCR, any Permitted Sublessee, Original AESOP, AESOP Leasing II, ABRCF, the Affiliates of the foregoing or any other affiliated or unaffiliated entity and to maintain its existence as a limited partnership separate and apart from that of Original AESOP, AESOP Leasing II, ABCR, any Permitted Sublessee, ABRCF and Affiliates of the foregoing including, without limitation:

(i)	practicing and adhering to organizational formalities, such as maintaining appropriate books and records;
(ii)	observing all organizational formalities in connection with all dealings between itself and ABRCF, Original AESOP, AESOP Leasing II, ABCR, any Permitted Sublessee, the Affiliates of the foregoing or any other affiliated or unaffiliated entity;
(iii)	observing all procedures required by its certificate of limited partnership, its limited partnership agreement and the laws of the State of Delaware;
(iv)	acting solely in its name and through its duly authorized officers or agents in the conduct of its businesses;
(v)	managing its business and affairs by or under the direction of its general partner;
(vi)	ensuring that its general partner duly authorizes all of its actions;
(vii)	ensuring the receipt of proper authorization, when necessary, from its limited partner(s) for its actions;
(viii)	requiring its general partner to maintain at least two corporate directors who are Independent Directors;
(ix)	owning or leasing (including through shared arrangements with Affiliates) all office furniture and equipment necessary to operate its business;
(x)	not (A) having or incurring any debt or obligations to any of Original AESOP, AESOP Leasing II, ABRCF, ABCR, any Permitted Sublessee, the Affiliates of the foregoing or any other affiliated or unaffiliated entity, except for the obligations to ABRCF under the AESOP I Loan Agreements or other obligations incurred on an arm’s-length basis and permitted under the Related Documents; (B) having obligations guaranteed by Original AESOP, AESOP Leasing II, ABCR, any Permitted Sublessee or ABRCF or any Affiliates of the foregoing; (C) holding itself out as responsible for debts of Original AESOP, AESOP Leasing II, ABRCF or ABCR, any Permitted Sublessee or any Affiliates of the foregoing or for decisions or actions with respect to the affairs of Original AESOP, AESOP Leasing II, ABCR, any Permitted Sublessee or ABRCF or any Affiliates of the foregoing; (D) failing to correct any known misrepresentation with respect to the statement in clause (B); (E) operating or purporting to operate as an integrated, single economic unit with respect to Original AESOP, AESOP Leasing II, ABRCF, ABCR, any Permitted Sublessee, the Affiliates of the foregoing or any other affiliated or unaffiliated entity; (F) seeking to obtain credit or incur any obligation to any third party based upon the assets of Original AESOP, AESOP Leasing II, ABRCF, ABCR, any Permitted Sublessee, the Affiliates of the foregoing or any other affiliated or unaffiliated entity; (G) inducing any such third party to reasonably rely on the creditworthiness of Original AESOP, AESOP Leasing II, ABRCF, ABCR, any Permitted Sublessee, the Affiliates of the foregoing or any other affiliated or unaffiliated entity; and (H) being directly or indirectly named as a direct or contingent beneficiary or loss payee on any insurance policy of Original AESOP, AESOP Leasing II, ABRCF ~~or~~, ABCR, any Permitted Sublessee or any Affiliates of the foregoing other than as required by the Related Documents with respect to insurance on the Vehicles;

(xi)	other than as provided in the Related Documents, maintaining its deposit and other bank accounts and all of its assets separate from those of any other Person;
(xii)	maintaining its financial records separate and apart from those of any other Person;
(xiii)	disclosing in its annual financial statements the effects of the transactions contemplated by the Related Documents in accordance with GAAP, applied on a consistent basis;
(xiv)	setting forth clearly in its financial statements its separate assets and liabilities and the fact that the Vehicles leased under the AESOP I Operating Lease are owned by AESOP Leasing;
(xv)	not suggesting in any way, within its financial statements, that its assets are available to pay the claims of creditors of Original AESOP, AESOP Leasing II, ABRCF, ABCR, any Permitted Sublessee,

the Affiliates of the foregoing or any other affiliated or unaffiliated entity;

(xvi)	compensating all its employees, officers, consultants and agents for services provided to it by such Persons out of its own funds;
(xvii)	maintaining office space separate and apart from that of Original AESOP, AESOP Leasing II, ABRCF, ABCR, any Permitted Sublessee or any Affiliates of the foregoing (even if such office space is subleased from or is on or near premises occupied by Original AESOP, AESOP Leasing II, ABRCF, ABCR, any Permitted Sublessee or any Affiliates of the foregoing) and a telephone number separate and apart from that of Original AESOP, AESOP Leasing II, ABRCF, ABCR, any Permitted Sublessee or any Affiliates of the foregoing;
(xviii)	conducting all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts, statements, and applications solely in its own name;
(xix)	having separate stationery from Original AESOP, AESOP Leasing II, ABRCF, ABCR, any Permitted Sublessee, the Affiliates of the foregoing or any other affiliated or unaffiliated entity;
(xx)	accounting for and managing all of its liabilities separately from those of Original AESOP, AESOP Leasing II, ABRCF, ABCR, any Permitted Sublessee or any Affiliates of the foregoing;
(xxi)	allocating, on an arm’s-length basis, all shared operating services, leases and expenses, including, without limitation, those associated with the services of shared consultants and agents and shared computer and other office equipment and software; and otherwise maintaining an arm’s-length relationship with each of Original AESOP, AESOP Leasing II, ABRCF, ABCR, any Permitted Sublessee, the Affiliates of the foregoing or any other affiliated or unaffiliated entity;
(xxii)	refraining from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving Original AESOP, AESOP Leasing II, ABRCF, AESOP Leasing, ABCR, any Permitted Sublessee or any Affiliate of ABCR, to substantively consolidate Original AESOP, AESOP Leasing II, ABRCF, AESOP Leasing with ABCR, any Permitted Sublessee or any Affiliate of ABCR;
(xxiii)	remaining solvent and assuring adequate capitalization for the business in which it is engaged; and

(xxiv)	conducting all of its business (whether written or oral) solely in its own name so as not to mislead others as to the identity of each of Original AESOP, AESOP Leasing II, AESOP Leasing, ABRCF, ABCR, any Permitted Sublessee and the Affiliates of the foregoing or any other affiliated or unaffiliated entity.

AESOP Leasing acknowledges its receipt of a copy of those certain opinion letters issued by White & Case LLP dated the date hereof addressing the issue of substantive consolidation as they may relate to ABCR and each affiliate of ABCR on the one hand and any of Original AESOP, AESOP Leasing II, ABRCF and AESOP Leasing on the other hand and as among Original AESOP, AESOP Leasing II, AESOP Leasing and ABRCF. AESOP Leasing hereby agrees to maintain in place all policies and procedures, and take and continue to take all action, described in the factual assumptions set forth in such opinion letters and relating to it.

9.        Section 9.18 of the AESOP I Operating Lease Loan Agreement is hereby amended by (i) deleting the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and (ii) adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth below.

AESOP Leasing shall have delivered to the Lender and the Trustee on or prior to the Restatement Effective Date and will deliver on an ongoing basis, as applicable, evidence (which, in the case of the filing of financing statements on form UCC-1, may be telephonic confirmation of such filing, followed by prompt written confirmation) that it has caused or is causing the Trustee’s name to be noted on the Certificate of Title for each Vehicle leased under the AESOP I Operating Lease (other than Certificates of Title for certain Vehicles ~~titled in the states of Nebraska, Ohio and Oklahoma~~to the extent set forth in a Supplement) in accordance herewith and all filings (including filings of financing statements on form UCC-1) and recordings have been accomplished as may be required by law to establish, perfect (other than perfection of the security interest of the Trustee in Vehicles by notation of the lien of the Trustee on the Certificates of Title for certain Vehicles ~~titled in the states of Nebraska, Ohio and Oklahoma~~to the extent set forth in a Supplement), protect and preserve the rights, titles, interests, remedies, powers, privileges, licenses and security interest of the Trustee in such Vehicles and other AESOP I Operating Lease Loan Collateral for the benefit of the Secured Parties.

10.        Section 10.13 of the AESOP I Operating Lease Loan Agreement is hereby amended by (i) deleting the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and (ii) adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth below.

Unless otherwise specified in the related Supplement or unless waived by the Required Noteholders as specified in the related Supplement, permit (a) the Non-Eligible Manufacturer Amount as of any Payment Date to exceed any applicable Maximum Non-Eligible Manufacturer Amount, (b) the Financed Vehicle Amount as of any Payment Date to exceed any applicable Maximum Financed Vehicle Amount, (c) the Non-Program

Vehicle Amount as of any Payment Date to exceed any applicable Maximum Non-Program Vehicle Amount, (d) the aggregate Net Book Value of all Vehicles leased under the Leases and manufactured by a particular Manufacturer or group of Manufacturers as of any Payment Date to exceed any applicable Maximum Manufacturer Amount and (e) the ~~Specified States~~Non-Perfected Amount as of any Payment Date to exceed any applicable Maximum ~~Specified States~~Non-Perfected Amount.

11.        Section 10.14 of the AESOP I Operating Lease Loan Agreement is hereby amended by (i) deleting the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and (ii) adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth below.

Permit at any time the age of any Non-Program Vehicle leased under the AESOP I Operating Lease, calculated from the date of the original manufacturer invoice for such Vehicle, to exceed ~~forty-eight~~eighty-four (~~48~~84) months (or ninety-six (96) months for trucks).

12.        Section 12.1.3 of the AESOP I Operating Lease Loan Agreement is hereby amended by adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth below.

The occurrence of an Event of Bankruptcy with respect to ABCR, AESOP Leasing, Original AESOP, PVHC, Quartx, the Intermediary or any Permitted Sublessee (other than a Third-Party Permitted Sublessee).

13.        Section 13.1 of the AESOP I Operating Lease Loan Agreement is hereby amended by (i) deleting the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and (ii) adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth below.

No delay on the part of the Lender or the holder of the Loan Note or other Liabilities in the exercise of any rights, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Loan Note shall in any event be effective unless (i) the same shall be in writing and signed and delivered by the Lender, AESOP Leasing, PVHC and Quartx and consented to in writing by the Trustee and (ii) the Rating Agency Consent Condition shall have been satisfied; provided that any amendment or modification of the Loan Note need only be signed by AESOP Leasing; provided, further, that no consent of PVHC, Quartx, the Trustee or any Noteholder shall be required and no satisfaction of the Rating Agency Consent Condition shall be required in connection with any amendments, modifications or changes the Lender and Borrower deem necessary or advisable in order to terminate the Master Exchange Agreement, the Escrow Agreement and LKE Program and to remove all references to the Master Exchange Agreement, the Escrow Agreement and LKE Program from this Agreement and the Related Documents.

14.        This Amendment is limited as specified and, except as expressly stated herein, shall not constitute a modification, acceptance or waiver of any other provision of the AESOP I Operating Lease Loan Agreement.

15.        This Amendment shall become effective as of the date (the “Amendment Effective Date”) on which each of the following has occurred: (i) each of the parties hereto shall have executed and delivered this Amendment to the Trustee, (ii) the Rating Agency Consent Condition shall have been satisfied with respect to this Amendment, (iii) the Requisite Investors, each affected Noteholder, as applicable, the Trustee, the Lender and, for any applicable Series of Notes, each applicable Enhancement Provider, shall have consented hereto and (iv) ABRCF shall have obtained a true lease opinion from nationally recognized counsel reflecting the revised lease term of the Vehicles.

16.        From and after the Amendment Effective Date, all references to the AESOP I Operating Lease Loan Agreement shall be deemed to be references to the AESOP I Operating Lease Loan Agreement as amended hereby.

17.        This Amendment may be executed in separate counterparts by the parties hereto, each of which when so executed and delivered shall be an original but all of which shall together constitute one and the same instrument.

18.        THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective duly authorized officers as of the date above first written.

AESOP LEASING L.P.

By:	AESOP LEASING CORP., its general partner

By:	/s/ David Calabria
Name: David Calabria
Title: President and Treasurer

PV HOLDING CORP.

By:	/s/ Jean M. Sera
Name: Jean M. Sera
Title: Senior Vice President, General Counsel and Secretary

QUARTX FLEET MANAGEMENT, INC.

By:	/s/ Jean M. Sera
Name: Jean M. Sera
Title: Senior Vice President, General Counsel and Secretary

AVIS BUDGET RENTAL CAR FUNDING (AESOP) LLC

By:	/s/ David Calabria
Name: David Calabria
Title: President and Treasurer

Signature Page to Fifth Amendment to AESOP I Operating Lease Loan Agreement

Acknowledged and Consented To:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Vanissa Davis
Name: Vanissa Davis
Title: Vice President

Signature Page to Fifth Amendment to AESOP I Operating Lease Loan Agreement